                                                                    EXHIBIT 4(j)

THIS CERTIFICATE IS NOT TRANSFERABLE EXCEPT TO THE EXTENT PROVIDED IN THE TRUST
                         AGREEMENT (AS DEFINED BELOW)

CERTIFICATE NO.                  NO. OF TRUST COMMON SECURITIES
---------------                  ------------------------------
    TC-1                                    61,856

                CERTIFICATE EVIDENCING TRUST COMMON SECURITIES

                                      OF

                             HECO CAPITAL TRUST II

                         7.30% TRUST COMMON SECURITIES
               (LIQUIDATION PREFERENCE $25 PER COMMON SECURITY)

          HECO Capital Trust II, a statutory business trust created under the laws of the State of Delaware (the "Trust"), hereby certifies that Hawaiian Electric Company, Inc. (the "Holder") is the registered owner of sixty-one thousand eight hundred fifty-six (61,856) common securities of the Trust representing undivided beneficial interests in the assets of the Trust and designated as the 7.30% Trust Common Securities (Liquidation Preference $25 per Common Security) (the "Trust Common Securities"). Except as provided in Section
5.10 of the Trust Agreement (as defined below) the Trust Common Securities are not transferable and any attempted transfer hereof shall be void. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Trust Common Securities are set forth in, and this certificate and the Trust Common Securities represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Trust Agreement of the Trust dated as of December 1, 1998, as the same may be amended from time to time (the "Trust Agreement"). The Trust will furnish a copy of the Trust Agreement to the Holder without charge upon written request to the Trust at its principal place of business or registered office.

          Upon receipt of this certificate, the Holder is bound by the Trust Agreement and is entitled to the benefits thereunder.

          IN WITNESS WHEREOF, the Undersigned Administrative Trustees of the Trust have executed this certificate this 15th day of December, 1998.

HECO CAPITAL TRUST II


By: /s/ Paul Oyer                 By: /s/ Lorie Ann Nagata
   __________________________         _____________________________
    Name:  Paul A. Oyer                   Name:  Lorie Ann Nagata
    Administrative Trustee                Administrative Trustee